As filed with the Securities and Exchange Commission on September 3, 2105

Registration No. 333-29765

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________

Post-Effective Amendment No. 3

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

___________

PVH CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-1166910 (I.R.S. Employer Identification Number)
200 Madison Avenue New York, New York 10016 (212) 381-3500 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
Mark D. Fischer, Esq.
Executive Vice President,
General Counsel and Secretary
200 Madison Avenue
New York, New York  10016
(212) 381-3500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

PVH CORP.

1997 STOCK OPTION PLAN

(Full title of the plan)

___________

With Copy to:

MARTHA N. STEINMAN, ESQ. HOGAN LOVELLS US LLP 875 THIRD AVENUE NEW YORK, NY 10022 (212) 918-3000

___________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒ Accelerated filer □        Non-accelerated filer □        Smaller reporting company □
(do not check if a smaller
reporting company)

Explanatory Note

PVH Corp. (the “Registrant”) is filing this Post-Effective Amendment No. 3 to Registration Statement on Form S-8, Registration No. 333-41068, initially filed with the Securities and Exchange Commission (the “SEC”) on June 20, 1997 (the “1997 Form S-8”). Under the 1997 Form S-8, the Registrant registered 2,500,000 shares of its common stock, par value $1.00 per share (the “Common Stock”), for issuance, offer or sale pursuant to the Registrant’s 1997 Stock Option Plan (the “1997 Plan”).

The Registrant is making this filing to reflect that no shares of Common Stock remain available for issuance, offer or sale under the 1997 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, PVH Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8/A and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of September, 2015.

PVH CORP.

By:           /s/ Emanuel Chirico

Emanuel Chirico

Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 3rd day of September, 2015.

/s/ Emanuel Chirico
Emanuel Chirico	Chairman and Chief Executive Officer; Director (Principal Executive Officer)
/s/ Michael Shaffer
Michael Shaffer	Executive Vice President and Chief Operating & Financial Officer (Principal Financial Officer)
/s/ Bruce Goldstein
Bruce Goldstein	Senior Vice President and Controller (Principal Accounting Officer)
/s/ Mary Baglivo
Mary Baglivo	Director
/s/ Brent Callinicos
Brent Callinicos	Director
/s/ Juan Figuereo
Juan Figuereo	Director
/s/ Joseph Fuller
Joseph Fuller	Director
/s/ V. James Marino
V. James Marino	Director
/s/ G. Penny McIntyre
G. Penny McIntyre	Director
/s/ Henry Nasella
Henry Nasella	Director
/s/ Edward Rosenfeld
Edward Rosenfeld	Director
/s/ Craig Rydin
Craig Rydin	Director